Exhibit 99.1
Hercules Offshore Announces Third Quarter 2008 Earnings
HOUSTON, October 29, 2008 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported income from continuing operations of $33.1 million, or $0.37 per diluted share on revenues of $315.7 million for the third quarter 2008, compared with income from continuing operations of $48.7 million, or $0.58 per diluted share, excluding charges, on revenues of $272.6 million for the third quarter 2007.
John Rynd, Chief Executive Officer and President of Hercules Offshore stated, “As previously announced, the active hurricane season in the U.S. Gulf of Mexico had an adverse impact on our third quarter results for all of our domestic segments. However, the significant amount of infrastructure repair work should result in an improved operating environment for our Domestic Liftboat segment through the first quarter of 2009. I am exceptionally pleased with the way our employees responded to Hurricanes Gustav and Ike, safely and efficiently evacuating approximately 1,400 employees from 42 rigs for both storms and 40 liftboats for Gustav and 30 liftboats for Ike, all without incident.”
Mr. Rynd continued, “The global financial crisis and lower commodity prices will almost certainly result in a number of our customers reducing their capital spending in 2009. However, with our significant international contract backlog working mostly for national oil companies, coupled with our greater than $325 million in liquidity, nominal capital commitments and a debt structure with minimal scheduled principal maturities until 2013, we are well positioned for any downturn in our domestic customers’ capital spending.”
Offshore
During the third quarter 2008, revenues from Domestic Offshore were $112.7 million compared to $99.6 million in the same prior year period due to stronger utilization and the addition of the Hercules 350 in June 2008. Utilization increased to 79.1% in the third quarter 2008 from 69.8% in the previous year, while average revenue per day per rig declined to $67,384 from $77,200 in the third quarter 2007. Operating income decreased to $31.3 million in the third quarter 2008 versus $36.7 million in the prior year period.
Revenues for International Offshore were $95.3 million for the quarter ended September 30, 2008, an increase of approximately 89% from the same period of 2007. Average revenue per rig per day increased to $130,704 from $85,735 in the comparable quarters of 2008 and 2007, respectively. These increases are largely a result of the addition of the Hercules 260 to the marketed fleet in April 2008, as well as significant dayrate increases for Hercules 156, 170 and 185. Utilization for the third quarter declined slightly to 94.3% from 100% in the third quarter 2007 due to downtime experienced on Hercules 206. Operating income increased by $12.5 million to $34.2 million in the third quarter compared to the same prior year period.
Inland
Inland recorded a decrease in revenues to $44.4 million in the third quarter 2008 compared with $53.6 million in the third quarter 2007. A decrease in inland drilling demand contributed to a decline in utilization to 77.6% versus 83.4% in the previous year and, an approximate $8,000 decline in average revenue per day per rig to $38,911 from $46,682 for the respective periods. This segment recorded an operating loss of $1.2 million in the period compared with operating income of $19.6 million in the third quarter 2007.

Liftboats
Domestic Liftboats posted revenues of $25.4 million for the third quarter 2008, down from $35.7 million in the third quarter 2007. Average revenue per day per liftboat decreased to $8,094 in the third quarter 2008 from $12,483 in the same period of 2007 while utilization increased to 81.1% from 67.5% in the same periods, respectively. Excluding the impact of the hurricanes our average revenue per day per liftboat for the third quarter of 2008 would have approximated $9,000. Operating income declined to $5.8 million in the third quarter of 2008 versus $12.5 million in the same quarter of 2007.
International Liftboats generated revenues of $20.3 million, a twelve percent increase from $18.1 million in the third quarter 2007 due to higher average revenue per day and the addition of the Blackjack, a 200 class vessel that entered our fleet in May 2008. Average revenue per day per liftboat was $17,780 in the third quarter of 2008, up from $13,080 per day in the third quarter 2007, stemming mainly from a dayrate increase for nine of our liftboats in July and five of our liftboats in September. Operating income for the period was $5.1 million, slightly down from $6.7 million in the comparable period of 2007 resulting from an increase in operating expenses.
Discontinued Operations
The Company sold its nine land rigs and related equipment in the fourth quarter of 2007. The results of operations of the land rig operations are reflected in the Consolidated Statements of Operations as a discontinued operation for all periods presented.
Balance Sheet
At September 30, 2008, the Company’s balance sheet reflected total assets of $4.0 billion, including cash and equivalents totaling $106.2 million, total debt of $1.2 billion and stockholders’ equity of $2.0 billion.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted income from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the company. However, these measures should be considered in addition to, and not as a substitute, or superior to, income from continuing operations, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on Wednesday, October 29, 2008, to discuss its third quarter 2008 financial results. To participate in the call, dial 800-299-0433 (domestic) or 617-801-9712 (international) and reference access code 76924674 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.

A replay of the conference call will be available by telephone on Wednesday, October 29, 2008, beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through Wednesday, November 5, 2008. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with reference code 43453402. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 28 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 35 jackup rigs, 27 barge rigs, 65 liftboats, three submersible rigs, one platform rig and a fleet of marine support vessels, and has operations in ten different countries on four continents. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.
For more information, please visit our Web site at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s Web site at http://www.sec.gov or the company’s Web site at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:
Stephen M. Butz
Vice President Finance and Treasurer
Hercules Offshore, Inc.
713-350-8315

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$106,177	$212,452
Marketable Securities	—	39,300
Accounts Receivable, Net	340,275	221,663
Insurance Claims Receivable	1,088	43,342
Supplies	2,493	2,494
Prepaids	51,871	31,417
Current Deferred Tax Asset	20,052	18,960
Other	18,423	23,565

	540,379	593,193
Property and Equipment, Net	2,434,772	2,060,224
Goodwill	941,318	940,241
Other Assets, Net	44,657	50,290

	$3,961,126	$3,643,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$19,941	$21,653
Insurance Note Payable	25,771	16,931
Accounts Payable	111,174	105,527
Accrued Liabilities	91,057	80,138
Taxes Payable	18,934	23,006
Other Current Liabilities	38,980	20,870

	305,857	268,125

Long-term Debt, Net of Current Portion	1,135,512	890,013
Other Liabilities	27,076	15,493
Deferred Income Taxes	455,486	458,884

Commitments and Contingencies
Stockholders’ Equity	2,037,195	2,011,433

	$3,961,126	$3,643,948

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues	$315,738	$272,573	$798,338	$482,081

Costs and Expenses:
Operating Expenses	180,978	129,444	470,138	215,367
Depreciation and Amortization	50,256	37,507	141,150	61,446
General and Administrative	17,447	18,018	57,777	36,516

	248,681	184,969	669,065	313,329

Operating Income	67,057	87,604	129,273	168,752

Other Income (Expense):
Interest Expense	(14,852)	(15,164)	(45,387)	(18,633)
Loss on Early Retirement of Debt	—	(1,312)	—	(2,182)
Other, Net	543	2,507	2,818	5,028

Income Before Income Taxes	52,748	73,635	86,704	152,965
Income Tax Provision	(19,622)	(27,283)	(32,051)	(49,756)

Income from Continuing Operations	33,126	46,352	54,653	103,209
Income (Loss) from Discontinued Operation, Net of Taxes	(168)	2,019	(766)	2,019

Net Income	$32,958	$48,371	$53,887	$105,228

Basic Earnings Per Share:
Income from Continuing Operations	$0.38	$0.56	$0.62	$2.11
Income (Loss) from Discontinued Operation	(0.01)	0.03	(0.01)	0.04

Net Income	$0.37	$0.59	$0.61	$2.15

Diluted Earnings Per Share:
Income from Continuing Operations	$0.37	$0.56	$0.61	$2.08
Income (Loss) from Discontinued Operation	—	0.02	(0.01)	0.04

Net Income	$0.37	$0.58	$0.60	$2.12

Weighted Average Shares Outstanding:
Basic	87,950	82,663	88,478	48,912
Diluted	88,508	83,418	89,180	49,568

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash Flows from Operating Activities:
Net Income	$53,887	$105,228
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation and Amortization	141,168	63,520
Stock-based Compensation Expense	10,382	6,157
Deferred Income Taxes	12,302	25,986
Amortization of Deferred Financing Fees	2,882	1,046
Gain on Disposal of Assets	(3,649)	(1,641)
Excess Tax Benefit from Stock-based Arrangements	(5,469)	(2,057)
Loss on Early Retirement of Debt	—	2,182
(Increase) Decrease in Operating Assets -
Accounts Receivable	(119,529)	15,169
Insurance Claims Receivable	(369)	(9,026)
Tax Sharing Agreement Payment	(4,000)	(118,247)
Prepaid Expenses and Other	30,221	2,869
Increase (Decrease) in Operating Liabilities -
Accounts Payable	6,124	(11,253)
Insurance Note Payable	(30,528)	(12,052)
Other Current Liabilities	21,246	5,492
Other Liabilities	17,924	834

Net Cash Provided by Operating Activities	132,592	74,207

Cash Flows from Investing Activities:
Acquisition of Business, Net of Cash Acquired	—	(733,763)
Acquisition of Assets	(320,839)	—
Additions of Property and Equipment	(184,843)	(97,521)
Deferred Drydocking Expenditures	(13,547)	(14,680)
Investment in Marketable Securities	—	(128,525)
Proceeds from Sale of Marketable Securities	39,300	108,675
Insurance Proceeds Received	29,229	3,850
Proceeds from Sale of Assets, Net	14,584	2,211
Decrease in Restricted Cash	—	229

Net Cash Used in Investing Activities	(436,116)	(859,524)

Cash Flows from Financing Activities:
Short-term Debt Borrowings (Repayments), Net	686	(465)
Long-term Debt Borrowings	350,000	900,000
Long-term Debt Repayments	(106,720)	(93,250)
Common Stock Repurchases	(49,228)	—
Proceeds from Exercise of Stock Options	5,127	2,054
Excess Tax Benefit from Stock-based Arrangements	5,469	2,057
Payment of Debt Issuance Costs	(8,085)	(17,753)
Other	—	(46)

Net Cash Provided by Financing Activities	197,249	792,597

Net Increase (Decrease) in Cash and Cash Equivalents	(106,275)	7,280
Cash and Cash Equivalents at Beginning of Period	212,452	72,772

Cash and Cash Equivalents at End of Period	$106,177	$80,052

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Domestic Offshore:
Number of rigs (as of end of period)	27	27	27	27
Revenues	$112,733	$99,588	$272,618	$170,744
Operating expenses	62,849	47,292	166,896	74,754
Depreciation and amortization expense	17,546	13,962	49,085	19,214
General and administrative expenses	1,004	1,663	3,616	5,216

Operating income	$31,334	$36,671	$53,021	$71,560

International Offshore:
Number of rigs (as of end of period)	12	10	12	10
Revenues	$95,283	$50,498	$234,813	$91,014
Operating expenses	50,518	22,888	110,618	37,606
Depreciation and amortization expense	9,498	5,800	26,394	8,531
General and administrative expenses	1,054	122	1,814	1,667

Operating income	$34,213	$21,688	$95,987	$43,210

Inland:
Number of barges (as of end of period)	27	27	27	27
Revenues	$44,436	$53,638	$124,966	$53,638
Operating expenses	33,437	26,546	96,669	26,546
Depreciation and amortization expense	11,350	6,950	31,530	6,950
General and administrative expenses	878	533	2,850	533

Operating income (loss)	$(1,229)	$19,609	$(6,083)	$19,609

Domestic Liftboats:
Number of liftboats (as of end of period)	45	47	45	47
Revenues	$25,351	$35,677	$63,564	$105,575
Operating expenses	13,788	16,321	41,128	45,600
Depreciation and amortization expense	5,135	6,354	16,469	18,616
General and administrative expenses	600	545	1,717	1,622

Operating income	$5,828	$12,457	$4,250	$39,737

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
International Liftboats:
Number of liftboats (as of end of period)	20	18	20	18
Revenues	$20,323	$18,090	$58,919	$46,028
Operating expenses	10,660	8,581	27,776	23,045
Depreciation and amortization expense	3,143	1,843	7,495	5,485
General and administrative expenses	1,466	1,011	3,694	2,843

Operating income	$5,054	$6,655	$19,954	$14,655

Delta Towing:
Revenues	$17,612	$15,082	$43,458	$15,082
Operating expenses	9,726	7,816	27,051	7,816
Depreciation and amortization expense	2,782	2,326	8,057	2,326
General and administrative expenses	645	577	1,930	577

Operating income	$4,459	$4,363	$6,420	$4,363

Total Company:
Revenues	$315,738	$272,573	$798,338	$482,081
Operating expenses	180,978	129,444	470,138	215,367
Depreciation and amortization expense	50,256	37,507	141,150	61,446
General and administrative expenses	17,447	18,018	57,777	36,516

Operating income	67,057	87,604	129,273	168,752
Interest expense	(14,852)	(15,164)	(45,387)	(18,633)
Loss on early retirement of debt	—	(1,312)	—	(2,182)
Other income	543	2,507	2,818	5,028

Income before income taxes	52,748	73,635	86,704	152,965
Income tax provision	(19,622)	(27,283)	(32,051)	(49,756)

Income from Continuing Operations	33,126	46,352	54,653	103,209
Income (Loss) from Discontinued Operation, Net of Taxes	(168)	2,019	(766)	2,019

Net income	$32,958	$48,371	$53,887	$105,228

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended September 30, 2008
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	1,673	2,116	79.1%	$67,384	$29,702
International Offshore	729	773	94.3%	130,704	65,353
Inland	1,142	1,472	77.6%	38,911	22,715
Domestic Liftboats	3,132	3,864	81.1%	8,094	3,568
International Liftboats	1,143	1,656	69.0%	17,780	6,437

	Three Months Ended September 30, 2007
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	1,290	1,848	69.8%	$77,200	$25,591
International Offshore	589	589	100.0%	85,735	38,859
Inland	1,149	1,377	83.4%	46,682	19,278
Domestic Liftboats	2,858	4,232	67.5%	12,483	3,857
International Liftboats	1,383	1,564	88.4%	13,080	5,487

	Nine Months Ended September 30, 2008
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	4,383	6,142	71.4%	$62,199	$27,173
International Offshore	2,025	2,214	91.5%	115,957	49,963
Inland	3,097	4,505	68.7%	40,351	21,458
Domestic Liftboats	7,198	11,921	60.4%	8,831	3,450
International Liftboats	3,691	4,793	77.0%	15,963	5,795

	Nine Months Ended September 30, 2007
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	2,139	2,934	72.9%	$79,824	$25,479
International Offshore	948	951	99.7%	96,006	39,544
Inland	1,149	1,377	83.4%	46,682	19,278
Domestic Liftboats	8,505	12,517	67.9%	12,413	3,643
International Liftboats	3,797	4,585	82.8%	12,122	5,026

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in Domestic Offshore revenue is a total of $0.2 million and $0.3 million related to amortization of contract specific capital expenditures reimbursed by the customer for the three and nine months ended September 30, 2007, respectively. There was no such revenue in the three and nine months ended September 30, 2008. Included in International Offshore revenue is a total of $3.1 million and $9.3 million related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three and nine months ended September 30, 2008, respectively, and $0.3 million and $2.9 million for the three and nine months ended September 30, 2007, respectively.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in International Offshore operating expense is a total of $1.6 million and $4.6 million related to amortization of deferred mobilization expenses for the three and nine months ended September 30, 2008, respectively, and $0.6 million and $2.2 million for the three and nine months ended September 30, 2007, respectively.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or net income excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2007 and the nine months ended September 30, 2008 and 2007. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2007		2008		2007
Operating Income:
GAAP Operating Income	$87,604		$129,273		$168,752
Adjustment	2,585	(a)	5,509	(b)	3,090	(c)

Non-GAAP Operating Income	$90,189		$134,782		$171,842

Other Income (Expense):
GAAP Other Income (Expense)	$(13,969)		$(42,569)		$(15,787)
Adjustment	960	(a)	—	(b)	1,524	(c)

Non-GAAP Other Income (Expense)	$(13,009)		$(42,569)		$(14,263)

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(27,283)		$(32,051)		$(49,756)
Tax Impact of Adjustment	(1,241)	(a)	(1,928)	(b)	(1,615)	(c)

Non-GAAP Provision for Income Taxes	$(28,524)		$(33,979)		$(51,371)

Income from Continuing Operations:
GAAP Income from Continuing Operations	$46,352		$54,653		$103,209
Total Adjustment, Net of Tax	2,304	(a)	3,581	(b)	2,999	(c)

Non-GAAP Income from Continuing Operations	$48,656		$58,234		$106,208

Diluted Earnings per Share from Continuing Operations:
GAAP Diluted Earnings per Share from Continuing Operations	$0.56		$0.61		$2.08
Adjustment per Share	0.02	(a)	0.04	(b)	0.06	(c)

Non-GAAP Diluted Earnings per Share from Continuing Operations	$0.58		$0.65		$2.14

(a)	Adjustment represents $2.6 million in severance and other acquisition related costs and a loss of $1.0 million related to the early retirement of debt, net of a $0.4 million derivative gain. On an after-tax basis, these adjustments approximated $2.3 million, or two cents per diluted share.

(b)	These amounts represent $5.5 million of separation and benefit related costs associated with the Company’s executive management changes. On an after-tax basis, these adjustments approximated $3.6 million, or four cents per diluted share, for the nine months ended September 30, 2008.

(c)	Adjustment represents $3.1 million in severance and other acquisition related costs and a loss of $1.5 million related to the early retirement of debt, net of a $0.7 million derivative gain. On an after-tax basis, these adjustments approximated $3.0 million, or 6 cents per diluted share.